Exhibit 4.360

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 147828 dated December 27, 2016

For Rendering

local telephone communication services, excluding local telephone communication services using coin-box telephones and public access services

This License is granted to

Open Joint Stock Company

Russko-italyanskaya kompaniya po telephonizacii

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1034214000215

Tax Identification Number (TIN)

4214004610

Location address (place of residence):

9, Chekhova str., Mezhdurechensk, Kemerovo region

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until December 27, 2021.

This License is granted by decision of the licensing body - Order dated September 16, 2016 No. 467-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296